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                                                                       EXHIBIT 5

                      JENKENS & GILCHRIST
                      A Professional Corporation
                      1100 Louisiana
                      Suite 1800
                      Houston, Texas 77002





                               November 18, 1996

Swift Energy Company
Suite 400
16825 Northchase Drive
Houston, Texas 77060

         Re: Opinion as to Legality of Organization and Certain Securities of Swift Energy Company

Gentlemen:

         We have acted as counsel to Swift Energy Company, a Texas corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended ("Securities Act"), of i) Convertible Subordinated Notes Due 2006 (the "Notes") in the principal amount of $115,000,000 (including $15,000,000 principal amount of Notes issuable upon exercise of an over-allotment option granted to the Underwriters) and ii) an indeterminate number of shares of the Company's Common Stock, par value $.01 per share, issuable upon conversion of the Notes (the "Conversion Shares"). The terms and conditions of such offering are described in a Prospectus (the "Prospectus"), contained in a Registration Statement (File number 333-14785), as amended (the "Registration Statement"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission").

         We have examined (i) the Prospectus and the Registration Statement,
(ii) a form of Indenture proposed to be entered into between the Company and Bank One, Columbus, N.A., as Trustee, pertaining to the Notes, (iii) the Articles of Incorporation of the Company, as amended, and the bylaws and corporate proceedings of the Company, and (iv) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determination as we have deemed relevant.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;
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Swift Energy Company
November 18, 1996
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         2.       when the Indenture has been duly executed and delivered by the officers authorized by the Board of Directors of the Company or a duly authorized committee thereof to execute and deliver the same, it will constitute a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms;

         3. the Notes are duly authorized, and when executed and authenticated in the manner set forth in the Indenture and when sold, issued to and paid for by the Underwriters will be legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, general equitable principles and other laws relating to or affecting the enforcement of creditors' rights; and

         4. the Conversion Shares issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Prospectus. We also consent to the filing of this opinion with state securities officials in connection with the registration of the Notes and the Conversion Shares under applicable state securities laws. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Sincerely yours,

                                        JENKENS & GILCHRIST,
                                        A Professional Corporation



                                        By:  /s/ DONALD W. BRODSKY
                                             ----------------------------------
                                             Donald W. Brodsky
                                             Authorized Signatory on
                                             Behalf of the Corporation